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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 15, 2000 included in Flextronics International Ltd.'s Form 8-K filed on January 29, 2001 and to all references to our Firm included in this registration statement. Our report dated April 18, 2000 included in Flextronics International Ltd.'s Form 10-K, our reports dated April 18, 2000 included in Flextronics International Ltd.'s Forms 8-K filed on June 13, 2000 and September 20, 2000, and our report dated September 15, 2000 included in Flextronics International Ltd.'s Form 8-K filed on September 20, 2000 for the year ended March 31, 2000 are no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

San Jose, California
May 3, 2001